CMGI, INC.

SECTION 16(a) POWER OF ATTORNEY


	This statement confirms that the undersigned has authorized and designated Peter L. Gray, Kevin P. Lanouette and Thomas B. Rosedale his attorneys-in-fact to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of CMGI, Inc. The authority of such attorneys under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of CMGI, Inc, unless earlier revoked in writing. The undersigned acknowledges that such attorneys are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.



Date: August 30, 2002				/s/ Anthony Bay
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						Anthony Bay